SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

8797 Beverly Blvd., Suite 304 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 27, 2006, Richard W. Bank, M.D. was appointed to the Board of Directors of the Arbios Systems, Inc. Dr. Bank previously served on the Board of Directors of Arbios Systems, Inc. from October 2003 to January 2005.

Dr. Bank served as President and Managing Director of First-Tier Biotechnology Partners from February 1995 until the acquisition of that investment fund in July 2004. In July 2004 First-Tier Biotechnology Partners became LibertyView Health Sciences Fund, LP, and Dr. Bank was appointed Senior Portfolio Manager, Managing Director and Senior Vice President of LibertyView Capital Management-a Lehman Brothers company, since that date to the present. He has also served as President and Secretary of BioVest Health Sciences, Incorporated since its organization in April 1996. From February 1995 through April 1996, Dr. Bank served as President of Biomedical Sciences, Incorporated. Dr. Bank was the Medical Director of USAT Labs from December 1986 until January 1988, the Senior Research Analyst Director/ Biotechnology SBC Warburg Dillon Read 1998-1999, and the Entrepreneur-In-Residence In Life Sciences for Tucker Anthony Sutro for 2000 through 2001. Currently, Dr. Bank is Clinical Professor Emeritus in the Department of Obstetrics and Gynecology at the University of Southern California School of Medicine where he has been on the active faculty for the last 25 years. Dr. Bank also was a senior attending physician at Cedars Sinai Hospital until 1995.

The LibertyView affiliated funds currently beneficially own in excess of 10% of Arbios Systems’ common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: February 2, 2006	By:	/s/ WALTER OGIER
Walter Ogier, Chief Executive Officer